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                                                                    EXHIBIT 99.5

                          ALARIS MEDICAL SYSTEMS, INC.
                       OFFER TO EXCHANGE ALL OUTSTANDING
                 11 5/8% SERIES A SENIOR SECURED NOTES DUE 2006
               FOR 11 5/8% SERIES B SENIOR SECURED NOTES DUE 2006
                                 INSTRUCTION TO
                    REGISTERED HOLDER FROM BENEFICIAL OWNER

    The undersigned hereby acknowledges receipt of your letter, the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Private Notes for Exchange Notes.

    This will instruct you to tender the principal amount of Private Notes held by you for the account of the undersigned.

    The undersigned hereby instructs you to tender all Private Notes held by you for the account of the undersigned unless otherwise indicated below.

    ____   Do not tender any Private Notes.

    ____   Tender $_______ principal amount of Private Notes (must be tendered only in integral multiples of $1,000).

    If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby authorizes you to make), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) it is not an affiliate of the Company, (ii) it is not a broker-dealer tendering Private Notes acquired for its own account directly from the Company;
(iii) the Exchange Notes are being acquired in the ordinary course of business of the undersigned, whether or not such person is the holder; and (iv) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Notes. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Private Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

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
Name of Beneficial Owner(s):                                  ____________________

Signature(s):                                                 ____________________

Name(s) (please print):                                       ____________________

Address:                                                      ____________________

Telephone Number:                                             ____________________

Taxpayer Identification or Social Security
  Number:                                                     ____________________

Date:                                                         ____________________
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